                                                                   Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated February 9, 2006, on the consolidated financial statements of Audiovox Specialized Applications, LLC which is included in the
Annual Report of Audiovox Corporation and subsidiaries on Form 10-K/A for the year ended November 30, 2005. We hereby consent to the incorporation by reference of our report in the Registration Statements of Audiovox Corporation
on Forms S-8 (Registration Nos. 333-36762 and 333-82073).

/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP

Elkhart, Indiana
February 9, 2006